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                                                               EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 12, 1995, with respect to the combined balance sheet of the Fuel Tank Division of Dyno Industrier A.S as of December 31, 1994 and the related combined statements of income, stockholders' and divisional equity, and cash flows for the year then ended, which is incorporated by reference in the Registration Statement (Form S-3, No. 333-18317) and related Prospectus of Walbro Corporation and Walbro Capital Trust for the registration of Convertible Trust Preferred Securities and to the reference to our firm under the caption "Experts" included therein.

January 28, 1997                        ARTHUR ANDERSEN
Stuttgart, Germany                      Wirtschaftsprufungsgesellschaft
                                        Steuerberatungsgesellschaft mbH